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                                 EXHIBIT (10)(b)

                         OPINION AND CONSENT OF ACTUARY

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                [Transamerica Life Insurance Company Letterhead]

April 1, 2003

Transamerica Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499-0001

Re:      Retirement Builder Variable Annuity Account
         Registration on Form N-4
         SEC File No. 333-78743

Dear Sir/Madam:

With regard to the above registration statement, I have examined such documents and made such inquiries as I have deemed necessary and appropriate, and on the basis of such examination, have the following opinions:

Fees and charges deducted under The One Income Annuity contracts are those deemed necessary to appropriately reflect:

(1) the expenses incurred in the acquisition and distribution of the contracts,

(2) the expenses associated with the development and servicing of the contracts,

(3) the assumption of certain risks arising from the operation and management of the contracts and/or riders to the contract and that provides for a reasonable margin of profit.

Fees and charges assessed include:

(i)   Service Charge and Administrative Charge

(ii)  Mortality and Expense Risk Fee (M&E)

(iii) Taxes (including premium and other taxes if applicable)

(iv)  Surrender Charges

(v)   Any applicable rider fees or charges

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Transamerica Life Insurance Company
Page 2
April 1, 2003

The magnitude of each of the individual charges listed above in (i) through (v) is established in the pricing of The One Income Annuity, to achieve a reasonable Return on Investment (ROI), which is within the range of industry practice with respect to comparable variable immediate annuity products.

Except by coincidence, it is not expected that actual charges assessed in a given year would exactly offset actual expenses incurred. Acquisition expenses (as well as major product and/or systems development expenses) are incurred "up front" and recovered, with a reasonable profit margin, through future years' charges. In addition, the company cannot increase certain charges under the Policies in the pricing process.

Therefore, in my opinion, the fees and charges deducted under the contracts, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the company.

I hereby consent to the use of this opinion, which is included as an Exhibit to the Registration Statement.

/s/ Roger Freeman
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Roger Freeman, MAAA
Vice President
Transamerica Life Insurance Company